U.S. WIRELESS DATA(R) INC.






                         COMMON STOCK PURCHASE AGREEMENT

                                   RELATING TO

                        2,344,458 SHARES OF COMMON STOCK

                 PURSUANT TO NOTES PAYABLE CONVERSION TO EQUITY

                                 March 19, 1999






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I

11

                                    TABLE OF CONTENTS

1.       PROMISSORY NOTE CONVERSION and ISSUANCE OF COMMON STOCK ..............1

     a.       Authorization  ..................................................1
     b.       Conversion  .....................................................1
     c.       Closing..........................................................1

2.   REPRESENTATIONS AND WARRANTIES OF PURCHASER ............................  2

     a.       Nature of Purchase......................... .................... 2
     b.       Receipt and Review of Certain Documents; Acknowledgment of Risk
              in Purchase..................................................... 2
     c.       Purchaser Must Bear Economic Risk  ............................. 2
     d.       Acquisition for Own Account  ................................... 2
     e.       Purchaser's Ability to Protect Purchaser's Own Interests;
                Ability to Withstand Loss of Entire Investment  .............. 3
     f.       Purchaser's Formation Status.....................................3
     g.       Further Limitations on Disposition...............................3
     h.       Access to Information........................................... 4
     i.       Confidentiality of Information...................................4
     j.       Authority to Purchase............................................4
     k.       No Brokers or Finders............................................4
     l.       Legends..........................................................4

3.       PURCHASER'S OBLIGATION TO INDEMNIFY THE COMPANY.......................5

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................5

     a.       Organization, Good Standing and Qualification....................5
     b.       Capitalization...................................................5
     c.       Due Authorization; No Conflicts or Defaults......................5
     d.       Defaults on Other Agreements.....................................6
     e.       No Misrepresentations............................................6
     f.       Due and Valid Issuance of the Common Stock.......................6
     g.       Reporting Company Status.........................................6
     h.       Approvals........................................................7
     i.       Absence of Certain Changes.......................................7
     j.       Full Disclosure..................................................7
     k.       Absence of Litigation............................................7

5.       CONDITIONS TO CLOSING.................................................7

     a.       Conditions to Purchaser's Obligations............................7
     b.       Conditions to the Company's Obligations..........................7


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6.       MISCELLANEOUS.........................................................8

     a.       Survival of Covenants; Successors and Assigns....................8
     b.       Assignability of Rights..........................................8
     c.       Communications and Notices.......................................8
     d.       Law Governing....................................................9
     e.       Aggregation of Stock.............................................9
     f.       Expenses; Right to Recover Attorney Fees.........................9
     g.       Finder's Fees....................................................9
     h.       Subsequent Instruments and Acts.................................10
     i.       Severability....................................................10
     j.       Entire Agreement; Amendments....................................10
     k.       Authority of Signatories........................................10
     l.       Gender, Number and Tense........................................10
     m.       Headings........................................................10
     n.       Counterparts; Facsimile Signatures............................. 10
     o.       Purchaser's Status..............................................11


APPENDIX TO COMMON STOCK PURCHASE AGREEMENT ...................................A

SCHEDULE OF EXCEPTION      ....................................................I

EXHIBIT A



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                         PROMISSORY NOTE CONVERSION AND
                         COMMON STOCK PURCHASE AGREEMENT



         THIS PROMISSORY NOTE CONVERSION AND COMMON STOCK PURCHASE AGREEMENT is entered into as of this 19th day of March, 1999, by and between U.S. WIRELESS DATA, INC., a Colorado corporation (the "Company") and Liviakis Financial Communications, Inc. (the "Purchaser") for purposes of setting forth the terms and conditions pursuant to which the Company and Purchaser shall convert that certain Note Payable in the principal amount of $1,990,000 issued by the Company to Investor between September 22,1998 and February 26, 1999 (the "Promissory Notes"), a schedule of which is attached hereto as Exhibit A.


                                    AGREEMENT

         In consideration of the mutual promises, covenants and conditions set forth below, the parties mutually agree as follows:

1.       PROMISSORY NOTE CONVERSION AND ISSUANCE OF COMMON STOCK.

a. Authorization. On or prior to the Closing (as defined below), the Company shall have authorized the conversion of the Promissory Notes and the issuance of the Common Stock (the "Shares") to the Purchaser, as described below. The Common Stock shall have the rights, preferences, privileges and restrictions set forth in the Articles of Incorporation in the form attached hereto as Exhibit A (the "Articles of Incorporation").

b. Conversion. Subject to the terms and conditions of this Agreement, the Purchaser agrees to convert the Promissory Notes into 2,344,458 shares of the Company's Common Stock at the rate of $0.875 of principal and accrued interest owing on the Promissory Note (through March 19, 1999) per share (which is equal to the closing price of the Common Stock as of the date prior to the Effective Date this Agreement, less a discount of 20%).

c. Closing. The conversion of the Promissory Note and the issuance of the Shares in exchange therefor shall be deemed to have occurred as of the Effective Date. The date as of which both parties shall have executed this Agreement is referred to herein as the "Closing Date." Within five business days of the Closing Date, the Company shall deliver to the Purchaser a certificate representing the Common Stock being issued to Purchaser hereunder, against delivery of the original Promissory Note to the Company, endorsed by Purchaser as "Paid."

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2.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants as follows:

         a. Nature of Purchase. Purchaser understands that the Shares are being acquired in a transaction that does not involve a public offering and that the Shares represented in this agreement have not been, and will not be, registered under the Securities Act of 1933, as amended (the "Act") or under any state securities laws. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Act and applicable state securities laws based in part upon Purchaser's representations contained in this Agreement.

         Waiver of Registration Rights. Notwithstanding anything to the contrary in any other agreement, Purchaser irrevocably waives, with respect to the Shares, any and all registration rights inuring to Purchaser's benefit under any agreement previously made by or among the Company and Purchaser.


         b. Receipt and Review of Certain Documents; Acknowledgment of Risk in Purchase . Purchaser understands that the Company is a "public company" and files reports pursuant to the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended. Purchaser has reviewed carefully any of the Company's public reports to the full extent Purchaser feels was necessary to make a decision to invest in the Company.

         Purchaser also understands that an investment in the Company's securities is one of high risk and that no person has been authorized to give any information or to make any statement concerning the Company that in any way contradicts the information contained in the reports filed pursuant to the Securities Exchange Act of 1934, as amended and the Securities Act of 1933, as amended. Purchaser understands and acknowledges that any investment in the Company's securities could result in the complete loss of the investment.

         c. Purchaser Must Bear Economic Risk. Purchaser is in a position to bear the economic risk of this investment indefinitely. The Purchaser understands the only means of disposing of the Shares would be pursuant to a registration exemption, which is likely to be pursuant to SEC Rule 144 or some successor to SEC Rule 144. Purchaser understands that the Company has not given any guarantee that Rule 144 or any other registration exemption will be available to Purchaser. Purchaser understands that even if available, any registration exemption may not allow Purchaser to dispose of the Shares under the circumstances, if at all, in amounts, or at the times, Purchaser might desire.

         d. Acquisition for Own Account. Purchaser confirms, that the Shares to be received by Purchaser are being acquired for investment for Purchaser's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that
         Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Shares.

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         e. Purchaser's Ability to Protect Purchaser's Own Interests; Ability to
         Withstand Loss of Entire Investment. Purchaser has, by reason of business or financial experience, the capacity to protect Purchaser's own interests in connection with the transactions contemplated in this Agreement. Purchaser acknowledges that the purchase of the Shares is a
         speculative   investment.   Purchaser  is  experienced  in  investments
         involving companies in the development stage. The investment being made by Purchaser in the Shares is not out of proportion to the Purchaser's net worth or other investments and Purchaser represents and warrants that Purchaser could bear the loss of the entire investment without materially changing Purchaser's lifestyle or standard of living.

         f. Purchaser's Formation Status. If Purchaser is other than a natural person, Purchaser represents and warrants that it was not specifically formed for the purpose of purchasing the Shares and consummating this transaction.

         g. Further Limitations on Disposition. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section, provided and to the extent this Section and such agreement are then applicable, and:

                  i. Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (i) if reasonably requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of the Shares (or any portion thereof) under the Act; and (ii) Purchaser's transferee shall have entered into such agreements with the Company as the Company shall reasonably require to assure that a registration exemption is available for the proposed transfer and remains available for the transactions pursuant to which the Shares were originally issued to Purchaser.

                  ii. Notwithstanding the provisions of the preceding Paragraph, no such registration statement or opinion of counsel shall be necessary for a transfer by Purchaser that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Purchaser hereunder.

         h.  Access  to  Information.  Purchaser  has been  given  access to all
         Company documents, records, and other information, and has received physical delivery of all documents requested. Purchaser believes that he, she or it has received all the information considered necessary or appropriate for deciding whether to purchase the Shares. Purchaser has had adequate opportunity to review the documents and has been given the opportunity to ask questions of, and receive answers from, the Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, properties, prospects, financial condition, assets, liabilities, and all other matters Purchaser considers relevant to an investment in the Shares.

         i. Confidentiality of Information. With respect to any non-public information provided to Purchaser for purposes of evaluating an investment in the Shares and the information contained therein and any oral information provided to Purchaser, whether or not such information has been designated or marked "confidential," Purchaser represents and agrees that such information has been and will be kept strictly confidential and Purchaser has not made and will not make any use of, or disclose such information to any person (other than Purchaser's officers, agents, attorneys, advisors and others who may assist Purchaser in evaluating the merits of a potential investment in the Company and who have agreed in writing to be bound by this confidentiality provision) for any purpose other than for purposes of evaluating the investment contemplated by this Agreement.

         j. Authority to Purchase. Purchaser has the authority to purchase the Shares and to execute any other instruments or documents required to be executed in connection with a purchase of the Shares.

         k. No Brokers or Finders. Purchaser has not retained any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement. Purchaser agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which Purchaser is responsible.

         l. Legends. Purchaser acknowledges that each certificate representing any of the Shares (including any certificates that may be issued in replacement of the Shares) will be imprinted with legends restricting the right to transfer or dispose of the Shares under federal and state securities laws, including a legend in substantially the following form:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED;

         as well as any legend required by applicable state securities laws.

3.       PURCHASER'S OBLIGATION TO INDEMNIFY THE COMPANY

         Purchaser shall indemnify and hold harmless the Company, its officers, directors, employees and/or agents, from and against any and all loss, damage, liability or expense, including costs and reasonable attorneys' fees to which they may be put or which they may incur by reason of or in connection with any failure of Purchaser's representations and warranties to be fully true, correct, and complete or Purchaser's failure to fulfill any of Purchaser's covenants or agreements under this Agreement.

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that:

         a. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and is duly qualified to do business in the State of California, the only state other than Colorado where the Company owns or leases real property.

         b.       Capitalization.

                  i. Authorized and Issued. The authorized and outstanding capital securities of the Company are as stated in the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1998 except as indicated on the Schedule of Exceptions. Except as otherwise disclosed in writing to Purchaser, there have been no material changes in the authorized securities of the Company. ii. Assets and Liabilities. The Company's material assets and liabilities are as set forth in the December 31, 1998 Quarterly Report. To the best of the Company's knowledge, there are no other events or conditions of any character which have or might materially adversely affect the business, prospects, condition, affairs, operations, properties or assets of the Company except as set forth in the Schedule of Exceptions.

c.       Due Authorization; No Conflicts or Defaults.

                  i. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization and issuance of the Shares, and for the authorization of the execution, delivery, and performance of this has been taken, such that this Agreement will be a valid and binding obligation of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other laws of general application affecting creditors' rights and (ii) as limited by the application of general principles of equity.

                  ii. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and therein will not: (i) conflict with, result in a breach of, or constitute a default under any of the terms of any corporate restriction or of any indenture, mortgage, deed of trust, pledge, bank loan or credit agreement, corporate charter, or bylaw, or any instrument by which the Company or its properties may be bound or affected, (ii) violate any judgment, order, or demand of any court, arbitrator, grand jury, or any governmental agency, or (iii) result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any property or asset of the Company under the terms or provisions of any of the foregoing.

         d. Defaults on Other Agreements. Except as disclosed in writing to Purchaser in the December 31, 1998 Quarterly Report, the Company is not in material default in the observance of any of the terms contained in any indenture or other agreement creating, evidencing, or securing indebtedness of the Company or pursuant to which any such indebtedness is issued, or other agreement or instrument by which the Company or any properties of the Company may be bound or materially affected.

         e. No Misrepresentations. The information set forth in this Agreement, or any certificate or other document delivered by the Company hereunder does not contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. This representation shall apply only as of the time such statements were originally made, and shall not be deemed violated if a statement contained in any such document has been superceded by the Company in a document prepared subsequent to the date of the document it corrects.

         f. Due and Valid Issuance of the Common Stock. The Common Stock to be issued to Purchaser hereunder has been duly authorized and, when issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable shares of the Company's Common Stock, free of any preemptive or other rights of any person.

         g. Reporting Company Status. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is traded on the OTC Electronic Bulletin Board. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such trading privileges. The Company has filed all required reports under the Exchange Act.

         h. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or of the shareholders of the Company is required to be obtained for the issuance and sale of the Shares to Purchaser as contemplated by this Agreement, except such authorizations, approvals and consents as have been obtained.

         i. Absence of Certain Changes. Since December 31, 1998, there have been no material adverse changes and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in writing to Purchaser.

         j. Full Disclosure. There is no fact known to the Company (other than the general economic conditions known to the public generally) or as disclosed in the Offering Memorandum that has not been disclosed in writing to Purchaser that (i) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Company or
         (ii) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement.

         k. Absence of Litigation. Except as set forth in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding is likely to have a material adverse effect on the properties, business, condition (financial or other), results of operations or prospects of the Company taken as a whole or the transactions contemplated by this Agreement or any of the documents contemplated hereby or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of such other documents.

5.       CONDITIONS TO CLOSING

         a. Conditions to Purchaser's Obligations. Purchaser's obligation to purchase the Shares and to otherwise consummate the transactions contemplated in this Agreement is subject to satisfaction of the following condition as of the time of Closing:

                  the Company's representations and warranties in this Agreement and in any certificate or document delivered pursuant to this Agreement shall be true and correct in all material respects on and as of the Closing Date.

         b. Conditions to the Company's Obligations. The Company's obligation to consummate the transactions contemplated in this Agreement is subject to the satisfaction of the following conditions at the Closing

                  i. the Purchaser's representations and warranties herein and in any documents delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date;

                  ii. Purchaser shall have met (and the Company shall be reasonably satisfied that the Purchaser meets) all of the suitability criteria required to purchase the Shares as set forth in the Offering memorandum; and

                  iii. Purchaser shall have irrevocably tendered the Notes Payable to the Company.

6.       MISCELLANEOUS

         a. Survival of Covenants; Successors and Assigns. All covenants, agreements, representations and warranties made by the parties in this Agreement shall survive the closing of the transactions contemplated by this Agreement. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         b. Assignability of Rights. Neither the Company nor Purchaser may assign any of its rights or delegate any of its duties under this Agreement without the written consent of the other party.

         c.       Communications and Notices.

                  i. All communications and notices provided for in this Agreement shall be in writing and will be given by telegram, facsimile (with delivery confirmed by the party giving notice), express courier holding itself out as able to make delivery within one business day of receipt, hand delivery receipted by the addressee, or by mail (postage-paid, registered or certified mail, return receipt requested) to such address, and to such attention, as any party may from time to time designate by notice in writing to the other party, as the case may be. Notice will be effective one business day after delivery to a telegraph company or express courier, three business days after deposit in the U.S. Mail as provided above, or as of the date of delivery (if such day is a business day, or the next business day thereafter if the date of delivery is not a business day) if hand-delivered or facsimile-delivered.

                  ii. All notices shall be sent to Purchaser at the address as it appears on the Company's records, which as of the date hereof is the address stated in the signature page of this Agreement. All notices to be sent to the Company shall be sent as follows:

                                   U.S. Wireless Data, Inc.
                                      Attention: President
                                2200 Powell Street, Suite 800
                                 Emeryville, California 94608
                                   Facsimile (510) 596-2029

         The address and facsimile number to which any notice is to be sent hereunder may be changed by the sending of notice to such effect, setting forth the changed address to which notices should be sent thereafter.

         d. Law Governing. This Agreement shall be governed by the Laws of the State of California in all respects, as such laws are applied to agreements among California residents entered into and to be performed entirely within California.

         e. Aggregation of Stock. All shares of Common Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         f. Expenses; Right to Recover Attorney Fees. Irrespective of whether the Closing is effected, the Company and each Purchaser shall pay their own respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         g. Finder's Fees. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Purchaser shall indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees, or representatives is responsible or alleged to be responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         h. Subsequent Instruments and Acts. The parties agree that they will execute any further instruments and perform any acts that may become reasonably necessary to carry out this Agreement.

         i. Severability. If any term, provision, covenant, or condition of this Agreement, or its application to any person or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such term, provision, covenant, or condition as applied to other persons or circumstances shall remain in full force and effect.

         j.       Entire Agreement; Amendments.

                  i. Entire Agreement. This Agreement and the other documents and agreements delivered pursuant hereto constitute the full and entire agreement and understanding among the parties with regard to the subjects hereof and thereof.

                  ii. Amendments in Writing. This Agreement may not be amended orally. Amendment to this Agreement, or of any supplement, and of the rights and obligations of the Company and of Purchaser may be made only by the Company and Purchaser in writing.

         k. Authority of Signatories. Each of the undersigned representatives of the parties warrants and represents that he or she is duly authorized to execute this Agreement on behalf of the respective party for which he or she signs, and that the organization on whose behalf he or she
         signs  is  currently  in  good  standing  in  the  jurisdiction   where
         organized.

         l. Gender, Number and Tense. Throughout this Agreement, as the context may require, the masculine gender includes the feminine and neuter; and the neuter gender includes the masculine and feminine; and the singular number includes the plural, and the plural number includes the singular.

         m. Headings. The headings of the Sections and Paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         n. Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Closing of the transactions contemplated hereby may be done using facsimile signatures, provided that signed original documents are delivered between the parties as soon as practicable thereafter.

         o. Purchaser's Status. Purchaser represents and warrants that Purchaser is an "accredited" investor, as defined in Rule 501(a) of Regulation D promulgated by the SEC because (please check all that are applicable):

|_|           Purchaser is a director or executive officer of the Company

|X| Purchaser and Purchaser's spouse (if any) have an aggregate net worth exceeding $1,000,000.

|_| Purchaser has had an individual income in excess of $200,000 or joint income with Purchaser's spouse in excess of $300,000 in each of the two most recent years and reasonably expects the same income in the current year.

|_| Purchaser is an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a) under the Act.

|_| Purchaser is a bank, savings and loan association, broker or dealer, insurance company, investment company, business development company, small business investment company, employee benefit plan, non-profit organization, or trust meeting the requirements of Rule 501(a) under the Act.


IN WITNESS WHEREOF, Purchaser has executed this Common Stock Purchase Agreement this 12th day of April, 1999.


PURCHASER                                            Address:
/s/ John Liviakis, President
____________________________________         2420 "K" Street, Suite 220
[Signature]                                  Sacramento, CA 95816
LIVIAKIS FINANCIAL COMMUNICATIONS, Inc.
[Print name]                                 (916) 448-6084, telephone
                                             (916) 448-6089, facsimile
-------------------------------------
[Social Security or Tax I.D. Number]


Acceptance Signature Page for Common Stock Purchase Agreement


Name of Purchaser:  John Liviakis


                                    ACCEPTED:

                              U.S. WIRELESS DATA, INC.


                              By:  /s/ Rod Stambaugh
                              ----------------------------------
                                       Rod Stambaugh,  President

                              Date: March 19, 1999

                            Schedule of Exceptions to

                         COMMON STOCK PURCHASE AGREEMENT

                                 March 19, 1999



2.2 Capitalization. On March 15, 1999, the Company completed at $250,000 bridge financing from an existing investor. The investor received a $250,000 promissory note which bears interest at 10% per annum and is due at the earlier of June 12, 1999, or receipt by the Company of proceeds from a subsequent financing of at least $1 million. The investor received 50,000 shares of the Company's Common Stock and a fee equal to 12% of the proceeds of the investment.

Effective March 19, 1999, the Company and the Burtzloff Family Trust entered into a Promissory Note Conversion and Stock Purchase Agreement whereby $500,000 of notes payable plus accrued interest were converted into 598,213 shares of the Company's Common Stock.

The Company continues to receive requests for conversion of Series A Preferred Stock to Common Stock from existing investors. On March 19, the Company issued approximately 78,500 shares of Common Stock in conversion of Series A stock.



2.3 SEC documents. On March 11, 1999, the Company announced that Roger Peirce, CEO and Chairman, resigned for personal reasons. The Board of Directors is actively seeking a replacement for Mr. Peirce.